Exhibit 99.1

NEWS RELEASE

Saehan Bancorp and Wilshire Bancorp Announce Extension of Election Deadline for Saehan Bancorp Shareholders

LOS ANGELES, CA (November 11, 2013) — Saehan Bancorp (OTCQB: SAEB), the parent company of Saehan Bank, and Wilshire Bancorp, Inc. (NASDAQ: WIBC), the parent company of Wilshire Bank, today jointly announced the extension of the deadline for Saehan Bancorp shareholders to elect the form of merger consideration they wish to receive in connection with the pending acquisition of Saehan by Wilshire to 5:00 p.m. Pacific Time on November 15, 2013 (the “Election Deadline”). The extension of the deadline is being made in order to allow Saehan’s shareholders additional time in which to consider their election options and then to properly complete and return the Election Statements described below.  The extension of the Election Deadline is not expected to affect the previously announced anticipated closing date for the merger, which is still expected to occur on or about November 20, 2013.

As previously announced, the shareholders of Saehan Bancorp can elect, subject to the proration and allocation provisions provided for in the merger agreement, for the form of their merger consideration to be either (i) all shares of Wilshire common stock, (ii) all cash, or (iii) a unit consisting of a mix of shares of Wilshire common stock and cash, pursuant to the terms of the merger agreement as described in the proxy statement/prospectus previously mailed to all Saehan shareholders.  Based on the closing price of $8.97 for Wilshire common stock on the NASDAQ Global Select Market on November 8, 2013, and assuming that date was the closing date for the proposed transaction, a shareholder holding 100 shares of Saehan common stock and electing all stock would potentially receive merger consideration valued at $54.54, a shareholder electing all cash would potentially receive merger consideration of $42.47 and a shareholder electing to receive a mix of cash and stock would potentially receive merger consideration valued at $48.50.  However, even if a shareholder submits an Election Statement electing all stock or all cash, they may not receive the the form of consideration they have selected, as there is a fixed amount of cash and Wilshire common stock available in the merger transaction so that the actual form and mix of consideration received by the shareholder will be dependent on the elections (and non-elections) of all other shareholders.

Elections can be made by mailing a completed form of election (the “Election Statement”), which was previously mailed to each Saehan shareholder, to Computershare Trust Company, N.A., the Exchange Agent in the merger, at P.O. Box 43011, Providence, Rhode Island 02940-3011.   All inquiries with respect to the completion of the Election Statement, including requests for additional copies of the Election Statement, may be made directly to the Exchange Agent at 1-855-396-2084 within the USA, US Territories and Canada or at 781-575-2765 outside the USA, US Territories and Canada.  If you hold your Saehan shares through a broker, bank, trustee or other nominee, you should contact your broker, bank, trustee or other nominee for instructions on how to make an election or with questions and inquiries with respect to the completion of the Election Statement.

In order for an election to be effective, the Exchange Agent must receive a properly completed Election Statement prior to the Election Deadline.

If a Saehan shareholder fails to submit an Election Statement to the Exchange Agent prior to the Election Deadline, or if an Election Statement is improperly completed and/or is not signed, such shareholder will be deemed to have made “no election” and may receive all cash, all shares of Wilshire common stock or a mix of cash and shares of Wilshire common stock, in each case depending on, and after giving effect to, the proration and allocation procedures set forth in the merger agreement and the number of valid cash elections and stock elections that have been made by other Saehan shareholders.  A Saehan shareholder who is treated as having made “no election” will not be guaranteed to get one form of merger consideration or another, or any particular mix thereof.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 28 branch offices in California, Texas, New Jersey and New York, and nine loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, New York, NY, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area.  For more information, please go to www.wilshirebank.com.

ABOUT SAEHAN BANCORP

Saehan Bancorp is a bank holding company with headquarters in Los Angeles, California. Its wholly owned subsidiary, Saehan Bank, offers a comprehensive range of financial solutions to meet the needs of multi-ethnic communities in the United States. Saehan Bancorp is committed to satisfying customers and creating shareholder value. Its ten retail branch offices, International Department and SBA Department focus on fulfilling these commitments to customers and shareholders.  For more information, please go to www.saehanbank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction involving Wilshire and Saehan including future financial and operating results, Wilshire’s or Saehan’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the risk that a condition to closing of the transaction may not be satisfied; (ii) the timing to consummate the proposed transaction; (iii) the risk that the businesses will not be integrated successfully; (iv) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (v) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (vi) the diversion of management time on transaction-related issues; (vii) general worldwide economic conditions and related uncertainties; (viii) the effect of changes in governmental regulations; (ix) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or to otherwise perform as agreed; (x) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (xi) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (xi) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (xii) transaction risk arising from problems with service or product delivery; (xiv) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (xv) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (xvi) reputation risk that adversely affects earnings or capital arising from negative public opinion; (xvii) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (xviii) economic downturn risk resulting in deterioration in the credit markets; (xix) greater than expected noninterest expenses; (xx) excessive loan losses; and (xxi) other factors Wilshire discusses or refers to in the “Risk Factors” section of its most recent Annual Report on Form 10-K filed with the SEC. Additional risks and uncertainties are identified and discussed in Wilshire’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and Wilshire undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

This communication relates to a proposed merger between Wilshire and Saehan that is the subject of a registration statement, including a proxy statement/prospectus, filed with the SEC on September 3, 2013 (No. 333-190971), as amended by Amendment No. 1 thereto, and declared effective by the SEC on October 1, 2013, that provides full details of the proposed merger and the attendant benefits and risks.  The proxy statement/prospectus was filed with the SEC on October 2, 2013 and was mailed to Saehan shareholders on or about October 7, 2013.  This communication is not a substitute for the proxy statement/prospectus or any other document that Wilshire or Saehan may file with the SEC or sent to their shareholders in connection with the proposed merger.  Investors and security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and other relevant documents filed with the SEC or sent to shareholders because they contain important information about the proposed merger.  All documents, including the registration statement, are available free of charge at the SEC’s website (www.sec.gov).  You may also obtain these documents by contacting Wilshire’s Corporate Secretary, at Wilshire Bancorp, Inc., 3200 Wilshire Boulevard, Los Angeles, California 90010, or via e-mail at alexko@wilshirebank.com.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

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CONTACT INFORMATION

For Wilshire Bancorp:

Alex Ko, EVP & CFO

(213) 427-6560

For Saehan Bancorp:

Daniel Kim, Acting President & CFO

(213) 637-4802